January 14, 2025

For Release: Immediately
Refer to: Carrie Munk; munk_carrie@lilly.com; 317-416-2393 (Media)
Michael Czapar; czapar_michael_c@lilly.com; 317-617-0983 (Investors)

Lilly provides update on 2024 revenue guidance, announces 2025 revenue guidance

2024 revenue is expected to be approximately $45.0 billion for the full year, $4.0 billion above the midpoint of first-time 2024 financial guidance

Q4 2024 revenue is expected to be approximately $13.5 billion, approximately $400 million below the low end of recently issued financial guidance

The company anticipates 2025 revenue to be in the range of $58.0 billion to $61.0 billion, growth of 32% at the midpoint compared to expected 2024 revenue

INDIANAPOLIS, January 14, 2025 -- Eli Lilly and Company (NYSE: LLY) today announced that it expects 2024 full-year worldwide revenue to be approximately $45.0 billion, which represents growth of 32% compared to the previous year. The company also shared 2025 revenue guidance, anticipating sales will be between $58.0 billion and $61.0 billion.

For Q4 2024, Lilly now expects worldwide revenue to be approximately $13.5 billion, representing growth of 45% compared to Q4 2023. This includes approximately $3.5 billion for Mounjaro® and $1.9 billion for Zepbound®. In addition to the uptake of Mounjaro and Zepbound, Lilly saw strong performance from its oncology, immunology and neuroscience medicines in Q4 of 2024. In total, non-incretin revenue grew by 20% compared to Q4 2023. However, the company’s expected 2024 revenue is $400 million, or about 3%, below the guidance range issued on October 30, 2024, as part of the Q3 2024 earnings call.

“While the U.S. incretin market grew 45% compared to the same quarter last year, our previous guidance had anticipated even faster acceleration of growth for the quarter. That, in addition to lower-than-expected channel inventory at year-end, contributed to our Q4 results. We continued to make progress on our manufacturing build-out, and U.S. supply across all doses of tirzepatide was available throughout Q4,” said David A. Ricks, Lilly chair and CEO. “The rest of our medicines performed within our expectations.”

Lilly anticipates revenue growth contributions in 2025 from new Lilly medicines such as Jaypirca®, Ebglyss™, Omvoh® and Kisunla™; approvals of new indications for existing Lilly medicines; launches of Mounjaro in additional worldwide markets, as well as potential launches of new medicines such as imlunestrant for metastatic breast cancer. Incretin market and channel dynamics have been factored into the 2025 revenue guidance range.

“2024 was a pivotal and highly successful year for Lilly, and we expect to continue our momentum in 2025 with strong financial and operational performance,” continued Ricks. “Sales of Mounjaro and Zepbound posted robust sales growth in Q4, and we expect a continuation of that trend into 2025. We’ll also bring additional manufacturing capacity online and expect to produce at least 60% more salable doses of incretins in the first half of the year compared to the first half of 2024.”

As announced previously, Ricks will participate in a fireside chat at the J.P. Morgan Healthcare Conference later today at 5:15 p.m. Eastern time. A live audio webcast of Ricks’ discussion will be available on the “Webcasts & Presentations” section of Lilly’s Investor website at https://investor.lilly.com/webcasts-and-presentations. A replay of the presentation will be available on this same website for approximately 30 days.

The company currently plans to share its full Q4 2024 financial results, including with respect to other metrics included in its financial guidance, and 2025 financial guidance on February 6, 2025.

Preliminary Information
The unaudited financial information presented in this press release is preliminary and may change as a result of, among other factors, Lilly’s financial closing procedures and as a result, the company’s final results may vary materially from the preliminary results included in this press release. The preliminary financial information included in this press release reflects the company’s current estimates based on information available as of the date of this press release and has been prepared by company management. This preliminary information should not be viewed as a substitute for full financial information prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods. This preliminary information could be impacted by the effects of financial closing procedures, final adjustments, and other developments.

About Lilly
Lilly is a medicine company turning science into healing to make life better for people around the world. We’ve been pioneering life-changing discoveries for nearly 150 years, and today our medicines help tens of millions of people across the globe. Harnessing the power of biotechnology, chemistry and genetic medicine, our scientists are urgently advancing new discoveries to solve some of the world’s most significant health challenges: redefining diabetes care; treating obesity and curtailing its most devastating long-term effects; advancing the fight against Alzheimer’s disease; providing solutions to some of the most debilitating immune system disorders; and transforming the most difficult-to-treat cancers into manageable diseases. With each step toward a healthier world, we’re motivated by one thing: making life better for millions more people. That includes delivering innovative clinical trials that reflect the diversity of our world and working to ensure our medicines are accessible and affordable. To learn more, visit Lilly.com and Lilly.com/news, or follow us on Facebook, Instagram, and LinkedIn. F-LLY

Cautionary Statement Regarding Forward-Looking Statements

This press release contains management’s current intentions and expectations for the future, including with respect to Lilly’s anticipated 2024 results and 2025 guidance, and specific product performance and supply, all of which are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “estimate”, “project”, “intend”, “expect”, “believe”, “anticipate”, “may”, “could”, “will”, “continue”, and similar expressions are intended to identify forward-looking statements. Actual results may differ materially due to various factors. The following include some but not all of the factors that could cause actual results or events to differ from those anticipated, including the financial closing procedures, final adjustments, and other developments, significant costs and uncertainties in the pharmaceutical research and development process, including with respect to the timing and process of obtaining regulatory approvals; the impact and uncertain outcome of acquisitions and business development transactions and related costs; intense competition affecting the company’s products, pipeline, or industry; market uptake of launched products and indications; continued pricing pressures and the impact of actions of governmental and private payers affecting pricing of, reimbursement for, and patient access to pharmaceuticals, or reporting obligations related thereto; safety or efficacy concerns associated with the company’s products; dependence on relatively few products or product classes for a significant percentage of the company’s total revenue and an increasingly consolidated supply chain; the expiration of intellectual property protection for certain of the company’s products and competition from generic and biosimilar products, and risks from the proliferation of counterfeit or illegally compounded products; the company’s ability to protect and enforce patents and other intellectual property and changes in patent law or regulations related to data package exclusivity; information technology system inadequacies, inadequate controls or procedures, security breaches, or operating failures; unauthorized access, disclosure, misappropriation, or compromise of confidential information or other data stored in the company’s information technology systems, networks, and facilities, or those of third parties with whom the company shares its data and violations of data protection laws or regulations; issues with product supply and regulatory approvals stemming from manufacturing difficulties, disruptions, or shortages, including as a result of unpredictability and variability in demand, labor shortages, third-party performance, quality, cyber-attacks, or regulatory actions related to the company’s and third-party facilities; reliance on third-party relationships and outsourcing arrangements; the use of artificial intelligence or other emerging technologies in various facets of the company’s operations which may exacerbate competitive, regulatory, litigation, cybersecurity, and other risks; the impact of global macroeconomic conditions, including uneven economic growth or downturns or uncertainty, trade disruptions, international tension, conflicts, regional dependencies, or other costs, uncertainties, and risks related to engaging in business globally; fluctuations in foreign currency exchange rates or changes in interest rates and inflation; litigation, investigations, or other similar proceedings involving past, current, or future products or activities; changes in tax law and regulations, tax rates, or events that differ from our assumptions related to tax positions; regulatory changes and developments; regulatory actions regarding the company’s operations and products; regulatory compliance problems or government investigations; actual or perceived deviation from environmental-, social-, or governance-related requirements or expectations; asset impairments and restructuring charges; and changes in accounting and reporting standards. For additional information about the factors that could cause actual results or events to differ materially from forward-looking statements, please see the company’s latest Form 10-K and subsequent Forms 8-K and 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as is required by law, the company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

The U.S. incretin market includes: Mounjaro, Zepbound, Trulicity, semaglutide and liraglutide.

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